UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): October 5, 2020

Centrus Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6901 Rockledge Drive, Suite 800
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.10 per share	LEU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

On October 5, 2020, the U.S. Department of Commerce (the “Department”) and the Russian State Atomic Energy Corporation (“ROSATOM”) signed a 20-year extension of the Russian Suspension Agreement (“RSA”). The signed extension of the RSA was unchanged from the proposed extension initialed in September 2020 as described in our Form 8-K filed on September 14, 2020.

The RSA is a trade agreement between the United States and Russia that suspends an antidumping duty investigation of Russian uranium and allows for limited imports, subject to annual quotas. The RSA applies to imports by Centrus Energy Corp. (the “Company”) under its long-term supply agreement with TENEX. The agreement protects existing supply contracts that U.S. companies - including Centrus - have signed in good faith. Quotas provided in the extension are expected to be adequate to support the Company’s long term strategic goals and to permit enriched uranium delivered during the remaining term of the Company’s contract with TENEX to be imported to supply U.S. utilities, thereby securing a key part of Centrus’ diverse supply base for the benefit of its customers and providing the revenues needed by Centrus to support its work on high-assay low-enriched uranium (HALEU) and other advanced technology projects in the United States.

For further information on the risks and uncertainties discussed in this and our other filings with the Securities and Exchange Commission, including under Part 1. Item1A - “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, and our quarterly reports on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

Date:	October 6, 2020	By:	/s/ Philip O. Strawbridge
Philip O. Strawbridge
Senior Vice President, Chief Financial Officer,
Chief Administrative Officer and Treasurer